Exhibit 23.3

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements:

(i)            Form S-8 (No. 333-128934) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan,

(ii)        Form S-8 (No. 333-135440) pertaining to the Consolidated Communications, Inc. 401(k) Plan and Consolidated Communications 401(k) Plan for Texas Bargaining Associates,

(iii)    Form S-8 (No. 333-166757) pertaining to the Consolidated Communications, Inc. 2005 Long-Term Incentive Plan,

(iv)    Form S-8 (No. 333-182597) pertaining to the SureWest Communications Employee Stock Ownership Plan of Consolidated Communications Holdings, Inc.,

(v)        Form S-4/A (No. 333-187202) pertaining to the registration of the 10.875% Senior Notes due 2020 of Consolidated Communications Holdings, Inc., and

(vi)    Form S-8 to Form S-4/A (No. 333-198000) pertaining to the Hickory Tech Corporation 1993 Stock Award Plan;

of our report dated February 27, 2015,  with respect to the financial statements of GTE Mobilnet of Texas #17 Limited Partnership and of our report dated February 27, 2015, with respect to Pennsylvania RSA No. 6 (II) Limited Partnership included  in this Annual Report (Form 10-K) of Consolidated Communications Holdings, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Certified Public Accountants

Orlando, Florida

February 27, 2015